Exhibit 99.1

  News Release

NETGEAR REPORTS FIRST QUARTER 2005 RESULTS

•	First quarter 2005 net revenue increased to $109.0 million, 23% year-over-year growth
•	First quarter 2005 non-GAAP net income increased to $8.2 million, as compared to $4.6 million in the comparable prior year quarter, 78% year over year growth
•	First quarter 2005 non-GAAP Gross Margin at 33.0%, and non-GAAP operating margin at 11.5%.
•	First quarter 2005 non-GAAP diluted EPS of $0.25, as compared to $0.14 in the comparable prior year quarter, 79% year-over-year growth
•	Company expects second quarter 2005 net revenue to be in the range of $108.0 million to $110.0 million, with non-GAAP operating margin in the range of 11.3% to 11.5%

SANTA CLARA, Calif. — April 28, 2005 — NETGEAR, Inc. (NASDAQ: NTGR), a worldwide provider of technologically advanced, branded networking products, today reported financial results for the first quarter ended April 3, 2005.

Net revenue for the first quarter ended April 3, 2005 was $109.0 million, a 3.7% increase as compared to $105.1 million for the fourth quarter of 2004, and a 23.3% increase as compared to $88.4 million for the first quarter ended March 28, 2004. Net revenue in the first quarter of 2005 derived from North America was $51.1 million, the Europe, Middle East and Africa, or EMEA, region was $47.0 million, and the Asia Pacific region was $10.9 million.

Non-GAAP gross margin in the first quarter of 2005 was 33.0%, as compared to 32.9% in the prior quarter and 31.1% in the year ago comparable quarter. Non-GAAP operating margin was 11.5% in the first quarter of 2005, as compared to 11.4% in the prior quarter and 8.2% in the year ago comparable quarter. In the first quarter of 2005, non-GAAP operating expenses were 21.4% of net revenue, as compared to 21.4% in the prior quarter and 22.9% in the year ago comparable quarter. Sales and marketing, research and development and general and administration expenses as a percentage of net revenue were 15.5%, 2.6% and 3.3%, as compared with 15.5%, 2.4% and 3.5% in the prior quarter, and 16.7%, 2.6% and 3.6% in the year ago comparable quarter.

Net income, computed in accordance with GAAP, for the first quarter of 2005 was $7.9 million or $0.25 per basic share and $0.24 per diluted share, compared to net income of $4.2 million for the first quarter of 2004 or $0.14 per basic share and $0.13 per diluted share.

Non-GAAP net income for the first quarter of 2005 was $8.2 million, a 78% increase compared to non-GAAP net income of $4.6 million for the first quarter of 2004. Non-GAAP net income for the first quarter of 2005 excludes non-cash, stock based compensation of $361,000, and also excludes a $48,000 net tax benefit from exercises of stock options. Non-GAAP net income for the first quarter of 2004 excludes non-cash, stock-based compensation of $445,000. Non-GAAP net income per share was $0.26 per basic share and $0.25 per diluted share in the first quarter of 2005, compared to $0.16 per basic share and $0.14 per diluted share in the first quarter of 2004. The accompanying schedules provide a reconciliation of net income computed on a GAAP basis to net income computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “We are very pleased with our strong results for the first quarter, which provide significant momentum for the year. We again achieved new heights in quarterly revenue, gross margin and operating margin in the first quarter, with continued growth in our net revenue and operating margin on a sequential quarterly basis. More importantly, we achieved this in a seasonally slow quarter, thus continuing what we believe to be a trend of worldwide market share gains.”

Mr. Lo continued, “We introduced an all time high 13 new products during the quarter, with excellent market reception for our new RangeMax™ Wi-Fi MIMO products and our latest Smart Switch addition. NETGEAR is directly benefiting from customers’ continued search for ways to increase wireless speed and range in their homes and businesses. Our RangeMax Wireless Router is fully compatible with 802.11b, 802.11g and Super G devices and is capable of boosting performance of any existing 802.11b/g and Super G clients by up to 50 percent, making it one of the most effective solutions on the market today. Our RangeMax product family has already received the Mobile Focus Award from Laptop Magazine as the best wireless networking product for 2005. We expect that the excitement these products have generated will carry over into coming quarters. Finally, we also expanded shipments of our Voice over Internet Protocol (VoIP) products in the first quarter.”

Jonathan Mather, Executive Vice President and Chief Financial Officer of NETGEAR, said, “We continue to execute on our business and achieve impressive efficiencies. As a percentage of net revenue, we held sales and marketing costs in line with the prior quarter, while actually reducing general and administration costs, despite the sequential gain in net revenue. We remained focused on managing our inventory in the quarter, which led to a return to more normalized channel levels and improved inventory turns to 6.2. Cash and short-term investments were at $138.6 million compared to $141.7 million at the end of fourth quarter of 2004. We were able to pay vendors early in order to earn favorable discounts. Our actions led to a reduction in our accounts payable balance to $25.4 million at the end of the first quarter compared to $52.7 million at the end of the fourth quarter 2004.”

First quarter 2005 ending inventory was $47 million, representing 6.2 turns, compared to $53.6 million and 5.3 turns at the end of the fourth quarter of 2004. Days sales outstanding (DSO’s) was 67 days in the first quarter of 2005 compared to 70 days in the fourth quarter of 2004. The U.S. retail channel inventory ended the first quarter of 2005 at 7.5 weeks, as compared to 9.3 weeks in the fourth quarter of 2004, and 7.2 weeks in the first quarter 2004. U.S. distribution channel inventory ended the first quarter of 2005 at 4.3 weeks, as compared to 5.6 weeks in the fourth quarter of 2004 and 6.2 weeks in the first quarter of 2004. European distribution channel inventory ended the first quarter of 2005 at approximately 4.5 weeks, as compared to 5.4 weeks in the fourth quarter of 2004. Asia Pacific distribution channel inventory ended the first quarter of 2005 at approximately 4.6 weeks.”

Looking forward, Mr. Lo added, “We are in a great position entering the second quarter, even though it is the industry’s seasonally slowest quarter. We expect to build on the sales momentum generated by our RangeMax products in the first quarter, with another 13 new products planned for the second quarter. These planned launches include additional Smart Switch products, more Layer 2 switches, more Gbit switches and most exciting of all, our new home storage product, the Storage Central. This enables customers to store tremendous amounts of multimedia contents (photos, songs, videos, etc.) with automatic back-ups and easy storage space expansion. Additionally, we expect our relationship with Trend Micro will be a sales driver over the next couple of quarters, as we promote the use of Trend Micro’s security threat management software with our firewalls, especially the very successful VPN Firewall 200 model introduced in the fourth quarter last year. Taking all of these exciting developments into consideration, we believe net revenue for the second quarter 2005 will be approximately $108.0 million to $110.0 million, with non-GAAP operating margin in the range of 11.3% to 11.5%. Finally, we expect the non-GAAP effective tax rate to be approximately 38.5%.”

Investor Conference Call / Webcast Details
NETGEAR will review first quarter 2005 results and discuss management’s expectations for the second quarter of 2005 today, Thursday, April 28, 2005 at 5:30PM EDT (2:30PM PDT). The conference call-in will be available at www.netgear.com and by telephone at (913) 981-4901. A replay of the call will be available from 8:30PM EDT (5:30 PDT) on Thursday, April 28, 2005, through midnight EDT (9:00PM PDT) on Thursday, May 5, 2005 by telephone at (719) 457-0820 and via the web at http://www.netgear.com. The confirmation identification for both the live call and the replay is 3544950.

About NETGEAR, Inc.
NETGEAR (Nasdaq: NTGR) designs technologically advanced, branded networking products that address the specific needs of small business and home users. The Company’s product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the Company’s Web site at www.netgear.com or call (408) 907-8000.

©2005 Netgear, Inc. NETGEAR, the NETGEAR Logo, and RangeMax are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders, including Super G™ and Super A/G™ technology from Atheros®. Information is subject to change without notice. All rights reserved.

Contacts:

Doug Hagan Director, Corporate Marketing NETGEAR, Inc. (408) 907-8053 doug.hagan@netgear.com	David Pasquale Executive Vice President, Investor Relations The Ruth Group (646) 536-7006 dpasquale@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events and include statements, among others, regarding NETGEAR’s expected revenue, earnings, operating income and tax rate on both a GAAP and non-GAAP basis, anticipated new product offerings, current and future demand for the Company’s existing and anticipated new products, willingness of consumers to purchase and use the Company’s products, and ability to increase distribution and market share for the Company’s products domestically and worldwide. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; the Company may be unsuccessful or experience delays in the manufacturing and distributing of its new and existing products; telecommunications service providers may choose to utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR’s customers. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors Affecting Future Results”, pages 26 through 35, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 16, 2005. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:
To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, losses and tax benefits we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

— Tables Attached —

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended
	April 3,	March 28,
	2005	2004
Net revenue	$108,952	$88,425

Cost of revenue:
Cost of revenue	73,033	60,899
Amortization of deferred stock-based compensation	38	42

Total Cost of revenue	73,071	60,941

Gross profit	35,881	27,484

Operating expenses:
Research and development	2,837	2,343
Sales and marketing	16,929	14,768
General and administrative	3,581	3,182
Amortization of deferred stock-based compensation:
Research and development	80	118
Sales and marketing	149	188
General and administrative	94	97

Total operating expenses	23,670	20,696

Income from operations	12,211	6,788
Interest income	771	223
Other expense	(54)	(103)

Income before income taxes	12,928	6,908
Provision for income taxes	5,068	2,758

Net income	$7,860	$4,150

Net income per share:
Basic	$0.25	$0.14

Diluted	$0.24	$0.13

Weighted average shares outstanding for net income per share:
Basic	31,661	29,521

Diluted	33,280	32,355

NETGEAR, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding stock-based compensation and a tax benefit from stock option exercises that pertains to previously taken stock based compensation.
(in thousands, except per share data)
(Unaudited)

	Three months ended
	April 3,	March 28,
	2005	2004
Net revenue	$108,952	$88,425

Cost of revenue:
Cost of revenue	73,033	60,899
Amortization of deferred stock-based compensation	—	—

Total Cost of revenue	73,033	60,899

Gross profit	35,919	27,526

Operating expenses:

Research and development	2,837	2,343

Sales and marketing	16,929	14,768

General and administrative	3,581	3,182
Amortization of deferred stock-based compensation:
Research and development	—	—
Sales and marketing	—	—
General and administrative	—	—

Total operating expenses	23,347	20,293

Income from operations	12,572	7,233
Interest income	771	223

Other expense	(54)	(103)

Income before income taxes	13,289	7,353
Provision for income taxes	5,116	2,758

Net income	$8,173	$4,595

Net income per share:
Basic	$0.26	$0.16

Diluted	$0.25	$0.14

Weighted average shares outstanding for net income per share:
Basic	31,661	29,521

Diluted	33,280	32,355

NETGEAR, INC.
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)
(Unaudited)

	Three months ended
	April 3, 2005
	GAAP	Excluded	Non-GAAP
Net revenue	$108,952	$—	$108,952

Cost of revenue:
Cost of revenue	73,033	—	73,033
Amortization of deferred stock-based compensation	38	38	—

Total Cost of revenue	73,071	38	73,033

Gross profit	35,881	(38)	35,919

Operating expenses:
Research and development	2,837	—	2,837
Sales and marketing	16,929	—	16,929
General and administrative	3,581	—	3,581
Amortization of deferred stock-based compensation:
Research and development	80	80	—
Sales and marketing	149	149	—
General and administrative	94	94	—

Total operating expenses	23,670	323	23,347

Income from operations	12,211	(361)	12,572
Interest income	771	—	771
Other expense	(54)	—	(54)

Income before income taxes	12,928	(361)	13,289
Provision for income taxes	5,068	(48)	5,116

Net income	$7,860	$(313)	$8,173

Net income per share
Basic	$0.25		$0.26

Diluted	$0.24		$0.25

Weighted average shares outstanding for net income per share:
Basic	31,661		31,661

Diluted	33,280		33,280

NETGEAR, INC.
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)
(Unaudited)

	Three months ended
	March 28, 2004
	GAAP	Excluded	Non-GAAP
Net revenue	$88,425	$—	$88,425

Cost of revenue:
Cost of revenue	60,899	—	60,899
Amortization of deferred stock-based compensation	42	42	—

Total Cost of revenue	60,941	42	60,899

Gross profit	27,484	(42)	27,526

Operating expenses:
Research and development	2,343	—	2,343
Sales and marketing	14,768	—	14,768
General and administrative	3,182	—	3,182
Amortization of deferred stock-based compensation:
Research and development	118	118	—
Sales and marketing	188	188	—
General and administrative	97	97	—

Total operating expenses	20,696	403	20,293

Income from operations	6,788	(445)	7,233
Interest income	223	—	223
Other expense	(103)	—	(103)

Income before income taxes	6,908	(445)	7,353
Provision for income taxes	2,758	—	2,758

Net income	$4,150	$(445)	$4,595

Net income per share
Basic	$0.14		$0.16

Diluted	$0.13		$0.14

Weighted average shares outstanding for net income per share
Basic	29,521		29,521

Diluted	32,355		32,355

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	April 3,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$53,009	$65,052
Short-term investments	85,545	76,663
Accounts receivable, net	78,552	82,203
Inventories	46,950	53,557

Deferred income taxes	11,475	11,475
Prepaid expenses and other current assets	7,325	7,151

Total current assets	282,856	296,101
Property and equipment, net	3,890	3,579
Goodwill, net	558	558

Total assets	$287,304	$300,238

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,440	$52,742
Accrued employee compensation	5,168	5,534

Other accrued liabilities	50,836	50,966
Deferred revenue	3,725	2,143
Income taxes payable	6,202	3,659

Total current liabilities	91,371	115,044

Stockholders’ equity:
Common stock	32	31
Additional paid-in capital	191,449	188,900

Deferred stock-based compensation	(1,451)	(1,882)
Other comprehensive income	(109)	(7)

Retained earnings (accumulated deficit)	6,012	(1,848)

Total stockholders’ equity	195,933	185,194

Total liabilities and stockholders’ equity	$287,304	$300,238